UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 1, 2014

KINDRED BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36225	46-1160142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1555 Bayshore Highway, Suite 200, Burlingame, California 94010
(Address of principal executive offices) (Zip Code)

(650) 701-7901
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
On December 1, 2014, Kindred Biosciences, Inc. (the “Company”) held its Annual Meeting of Stockholders. A total of 18,001,782 shares of common stock were present in person or represented by proxy at the meeting, representing approximately 91.3% percent of the Company’s outstanding common stock as of the October 6, 2014 record date. The following are the voting results for the proposals considered and voted upon at the meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on October 14, 2014.
PROPOSAL 1 - Election of Director. As to the election of director nominee, Ernest Mario, Ph.D., to serve as a Class I director until 2017 annual meeting of stockholders and until his successor is duly elected and qualified, the voting was as follows:

Votes FOR	Votes WITHHELD	Broker Non-Votes
14,571,421	378,525	3,051,836

PROSPOAL 2 - Approval of Kindred Biosciences, Inc. 2014 Employee Stock Purchase Plan. As to the proposal to approve Kindred Biosciences, Inc. 2014 Employee Stock Purchase Plan, the voting was as follows:

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
14,923,371	18,503	8,072	3,051,836

PROPOSAL 3 - Ratification of Independent Public Accountant. As to the ratification of the appointment of KMJ Corbin & Company LLP as the Kindred Biosciences, Inc. independent registered public accounting firm for the year ending December 31, 2014, the voting was as follows:

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
17,818,119	136,474	47,189	—
Based on the forgoing votes, Ernest Mario, Ph.D. was elected as a Class I director, and Proposal 2 and Proposal 3 were approved.
Item 8.01    Other Events.
On December 3, 2014, the Company issued a press release that provided an update on its AtoKin study and atopic dermatitis program. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of Kindred Biosciences, Inc. issued on December 3, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDRED BIOSCIENCES, INC.

Date: December 3, 2014	By: /s/ Richard Chin
Richard Chin, M.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Kindred Biosciences, Inc. issued on December 3, 2014.